As filed with the Securities and Exchange Commission on July 8, 2004
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Holly Energy Partners, L.P.

(Exact name of Registrant as Specified in Its Charter)

Delaware	4610	20-0833098
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

100 Crescent Court, Suite 1600

Dallas, Texas 75201
(214) 871-3555
(Address, Including Zip Code, and Telephone Number, including
Area Code, of Registrant’s Principal Executive Offices)

Matthew P. Clifton

100 Crescent Court, Suite 1600
Dallas, Texas 75201
(214) 871-3555
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Alan J. Bogdanow Vinson & Elkins L.L.P. 3700 Trammell Crow Center 2001 Ross Avenue Dallas, Texas 75201-2975 (214) 220-7700	Joshua Davidson Baker Botts L.L.P. 910 Louisiana Houston, Texas 77002 (713) 229-1234

      Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☑    333-113588

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

	Amount	Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	to be	Offering Price Per	Aggregate Offering	Registration
Securities to be Registered	Registered	Common Unit(1)	Price(1)	Fee(2)

Common units representing limited partnership interests	100,000	$22.25	$2,225,000	$282

(1)	Based on the initial public offering price.

(2)	The Registrant previously paid registration fees of $20,545 under a Registration Statement on Form S-1, as amended (SEC File No.: 333-113588), with respect to common units having a proposed maximum aggregate offering price of $162,150,000.

      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement relates to the Registrant’s Registration Statement on Form S-1 (SEC File No.:333-113588)(as amended, the “Prior Registration Statement”) and is being filed pursuant to General Instruction V. of Form S-1 and Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Prior Registration Statement are incorporated by reference into, and shall be deemed a part of, this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 16.	Exhibits

All exhibits filed with or incorporated by reference in the Prior Registration Statement are incorporated by reference into, and shall be deemed to be a part of, this Registration Statement. In addition, the following exhibits are filed herewith:

Exhibit
Number		Description

5.1	—	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered
8.1	—	Opinion of Vinson & Elkins L.L.P. relating to tax matters
23.1	—	Consent of Ernst & Young LLP
23.2	—	Consent of Ernst & Young LLP
23.3	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1)
23.4	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 8.1)

II-1

SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 7, 2004.

HOLLY ENERGY PARTNERS, L.P.

By:	HEP LOGISTICS HOLDINGS, L.P.

its General Partner

By:	HOLLY LOGISTIC SERVICES, L.L.C.

its General Partner

By:	/s/ MATTHEW P. CLIFTON

Matthew P. Clifton
Chairman of the Board
and Chief Executive Officer

       Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on July 7, 2004.

Signature		Title

/s/ MATTHEW P. CLIFTON Matthew P. Clifton		Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

/s/ STEPHEN J. MCDONNELL Stephen J. McDonnell		Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ SCOTT C. SURPLUS Scott C. Surplus		Vice President and Controller (Principal Accounting Officer)

* Lamar Norsworthy		Director

By:	/s/ MATTHEW P. CLIFTON Matthew P. Clifton Attorney-in-Fact

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EXHIBIT INDEX

Exhibit
Number		Description

5.1	—	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered
8.1	—	Opinion of Vinson & Elkins L.L.P. relating to tax matters
23.1	—	Consent of Ernst & Young LLP
23.2	—	Consent of Ernst & Young LLP
23.3	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1)
23.4	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 8.1)